Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

EMERSON ELECTRIC CO

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.50 per share	(1)	Other	1,102,162	$110.62	$121,921,160.44	0.0001531	$18,666.12

Total Offering Amounts:							$121,921,160.44		18,666.12
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$18,666.12

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, par value $0.50 per share (“Emerson Common Stock”) of Emerson Electric Co. (the “Registrant”) registered hereunder includes an indeterminable number of shares of Common Stock that become issuable by reason of any share dividend, share split or other similar transaction.

Represents shares of Emerson Common Stock issuable under outstanding and unvested restricted stock unit and performance stock unit awards granted under the Aspen Technology, Inc. 2022 Omnibus Incentive Plan that were assumed by the Registrant in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 26, 2025, by and among the Registrant, Emersub CXV, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, and Aspen Technology, Inc., a Delaware corporation, and thereupon converted into time-based restricted stock units with respect to Emerson Common Stock.

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sales prices reported for the Emerson Common Stock on the New York Stock Exchange on March 11, 2025.